Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Keane Group, Inc.:

We consent to the use of our report dated November 10, 2016, with respect to the balance sheet of Keane Group, Inc. as of October 31, 2016, incorporated by reference in this Registration Statement on Form S-8 and included in the prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the SEC on January 19, 2017, which forms a part of Keane Group, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-215079).

/s/ KPMG LLP

Houston, Texas

January 24, 2017